Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) made and entered into as of this 20th day of May 2010, by and among Zolon Corporation, a Florida corporation (“Seller”), and, StoneGate Holdings, Inc., a Maryland corporation together with its shareholders who have joined this Agreement (collectively, the “Purchaser”) and is made in light of the fact that Seller owns or has authority to issue and desires to sell, and Purchaser desires to purchase, those shares identified below in accordance with and subject to the terms and provisions of this Agreement, which fact is a material part hereof.

NOW THEREFORE, for and in consideration of good and valuable consideration, in hand paid, including, but not limited to the mutual promises set forth herein, the receipt and sufficiency of which is acknowledged by each party hereto, and intending to be legally bound, the Seller and Purchaser agree as follows:

1.
Exchange of shares. On or effective as of May 24, 2010 (which shall be deemed the “Closing” for purposes herein, Seller shall issue and exchange with Purchaser Thirty-Two Million (32,000,000) authorized, and outstanding shares (“Shares”) of common stock of Seller, and Purchaser shall issue and exchange with Seller, the following shares and consideration, the receipt and sufficiency of which is accepted by Seller to be delivered at closing:

 a.           VSG Acquisition Corp. Shares. Purchaser shall deliver One Thousand (1,000) authorized shares (the “VSG Shares”) of VSG Acquisition Corp., a Maryland corporation, (“VSG”), being that number of Purchaser Shares determined to equal One Hundred (100%) Percent of the outstanding securities (units or others) of VSG including all classes of securities calculated on an “as converted” basis; and
 b.           Resource Mine Acquisition Corp. Shares. Purchaser shall deliver One Thousand (1,000) authorized shares (the “RMI Shares”) of Resource Mine Acquisition Corp., a Maryland corporation, (“RMI”), being that number of Purchaser Shares determined to equal One Hundred (100%) Percent of the outstanding securities (units or others) of RMI including all classes of securities calculated on an “as converted” basis, and;
 c.           ISS Acquisition Corp. Shares. Purchaser shall deliver One Thousand (1,000) authorized shares (the “ISS Shares”) of ISS Acquisition Corp., a Maryland corporation, (“ISS”), being that number of Purchaser Shares determined to equal One Hundred (100%) Percent of the outstanding securities (units or others) of ISS including all classes of securities calculated on an “as converted” basis.
 d.           Allocation of Shares. For purposes of this Agreement, the parties agree that Twenty-Five Million (25,000,000) Shares shall be allocated to the purchase of VSG based upon the reasonable understanding of the parties that VSG projects for its current fiscal year, revenue of approximately $20,000,000 and EBITDA of approximately $2,000,000 (but no representation or warranty of sufficiency shall be implied or imputed as to such projections); Two Million (2,000,000) Shares shall be allocated to the purchase of RMI based upon the reasonable understanding of the parties that RMI projects for its current fiscal year, revenue of approximately $4,000,000 and EBITDA of approximately $200,000 (but no representation or warranty of sufficiency shall be implied or imputed as to such projections); and Five Million (5,000,000) Shares shall be allocated to the purchase of ISS based upon the reasonable understanding of the parties that ISS projects for its current fiscal year, revenue of approximately $8,500,000 and EBITDA of approximately $500,000 (but no representation or warranty of sufficiency shall be implied or imputed as to such projections).
e.             Exchange Ratios. For each of the VSG Shares, Purchaser shall receive 25,000 Shares. For each of the RMI Shares, Purchaser shall receive 2,000 Shares, and for each of the ISS Shares, Purchaser shall receive 5,000 Shares. These amounts were determined based on the allocation of value assumed for purposes of this Agreement and the total number of VSG Shares, RMI Shares and ISS Shares to complete the contemplated transaction.

2.             Closing Documents. At the Closing, the Seller shall deliver its stock certificates evidencing the Shares in the name of the Purchaser or in such other name of nominees of Purchaser as entitled to receive same in conformity with the respective ownership of Purchaser, which together with Seller’s irrevocable letter of direction and stock powers executed under “medallion” guarantee as will allow immediate and irrevocable transfer to Purchaser or Purchaser’s nominees. At the Closing, the Purchaser shall deliver VSG Shares, RMI Shares and ISS Shares each and all in the name of the Seller or in such other name, which together with its irrevocable letter of direction and stock powers executed under “medallion” guarantee as will allow immediate and irrevocable transfer to Seller together with all records, documents and files of the Purchaser as to VSG, RMI and ISS, including, without limitation, all minute books, stock records and internal accounting records, including the approval of its managers of this Agreement and the transactions contemplated by this Agreement together with the resignation of its mangers in favor of managers chosen by Seller and such other documents as reasonably may be required of the Purchaser’s shareholders to consummate the transaction under this Agreement.

3.             Tax-Free Exchange. The parties intend that this transaction qualify as Reorganization within the meaning of section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

4.             Limited Distribution. It is anticipated that the Shares shall be distributed to the shareholders of the Purchaser in a limited distribution, not involving any public distribution or underwriting in conformity with the exceptions for private sales under Regulation 4(2) of the Securities Act of 1933. Recipients of the Shares are sophisticated and/or accredited investors who comprise investors that may receive stock in this manner.

5.             Assets Intended. Purchaser and Seller agree that the assets being conveyed under this Agreement shall be intended to include the following:

a.           Ownership of Cornerstone Information Systems, inc., a New Jersey corporation which operates an IT processes provider and also does business as Vision Systems Group.
b.           Ownership of Orionsoft, Inc.
c.           Ownership of Resource Mine, Inc. or the right to acquire same.
d.           Ownership of Integrated Software Solutions, Inc. and Cynosure Softtech or the right to acquire same.

6.              Not an Arm’s-Length Transaction. The parties acknowledge and agree that the transaction contemplated herein is not the result of a negotiation or due diligence and the parties are not “arm’s length.” Therefore, nothing in this Agreement nor the Closing may be relied upon as evidence of terms, valuations or guarantees of performance or financing obligations between the parties and no other party shall be permitted to rely upon the actions or decisions and impute conclusions as to facts about the parties as a result of the consummation of this transaction.

7.             Additional Terms. Nothing in this agreement may require or restrict the future investment, share issuance or other terms or arrangements between Seller and Purchaser.

8.              Representations and Warranties. Each of Seller and Purchaser represents and warrants to the other that (i) the Shares and Purchaser Shares to be exchanged as provided herein are authorized to be issued and, when issued, will be fully-paid and non-assessable; (ii) Neither Seller nor Purchaser has knowledge of any adverse claims affecting such shares, there are no notations of any adverse claims marked on the certificates for such Shares and Purchaser Shares, and, Seller and Purchaser will acquire their respective Shares and Purchaser Shares free and clear of any security interests, mortgage, adverse claims, liens, or encumbrances of any nature or description whatsoever, subject only to matters pertaining to the sale of securities generally including but not limited to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any state statute, rule, or regulation relating to the sale of securities (collectively, “Securities Laws”), and (iii) Seller and Purchaser each has and will have full right, power, and authority to issue and sell, transfer, and deliver the Shares and Purchaser Shares to the other who further agrees to accept such Shares and Purchaser Shares subject to matters pertaining to the sale of securities generally including but not limited to the Securities Laws. None of the Shares and Purchaser Shares to be exchanged or delivered as provided herein will be subject to a valid registration statement, and each recipient of such shares hereby represents and warrants to the other that (i) such Shares and Purchaser Shares will be acquired for investment and not with a view to the sale or other distribution thereof; (ii) recipient of each of the Shares is an accredited investor, able, knowledgeable about such investments and willing to assume the risks of acquiring the Shares, (iii) recipient will accept the Shares subject to such legends as required by the various Securities Laws; (iv) each recipient of Shares will execute and deliver an investment letter in the form attached hereto as Exhibit A prior to issuance by Seller; and (v) Neither Seller nor Purchaser will not at any time sell, exchange, transfer, or otherwise dispose of the Shares under circumstances that would constitute a violation of the Securities Laws. Each of the warranties, representations, and covenants contained in this Agreement by any party thereto shall be continuous and shall survive the Closing.

9.             Miscellaneous. Each party shall have the right of specific performance and time is of the essence as to performance of each of the terms hereof. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or delivered personally to the address written above or to such other address of which the addressee shall have notified the sender in writing. Notices mailed in accordance with this section shall be deemed given when mailed. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of his, her or its respective heirs, personal representatives, successors, and assigns, whether so expressed or not. No party to this Agreement may, however, assign his rights hereunder or delegate his obligations hereunder to any other person or entity without the express prior written consent of the other parties hereto. The section headings contained in this agreement are inserted as a matter of convenience and shall not be considered in interpreting or construing this agreement. This agreement shall be construed in accordance with and governed by the laws of the State of Maryland. This agreement, including any exhibits hereto, constitutes and contains the entire agreement of Purchaser and Seller with respect to the Exchange and sale of the shares and supersedes any prior agreement by the parties, whether written or oral. The waiver of a breach of any term or condition of this agreement must be in writing signed by the party sought to be charged with such waiver, and such waiver shall not be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this agreement. No modification of this agreement shall be valid unless in a written document signed by the parties hereto. This agreement may be executed concurrently in two or more counterparts, any one or more of which may be executed by facsimile or electronic images of signatures (which facsimile or pdf image signatures shall be agreed to be binding and valid) each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions.

(Signatures on the following page, balance of this page is blank)

IN WITNESS WHEREOF, the Seller and Purchaser have executed this agreement as of the day and year first written above.

SELLER:                                                                        PURCHASER:

        Zolon Corporation                                                        StoneGate Holdings, Inc.

By: /s/  Dhru Desai                                                        By: /s/ B. Vandawale

Each of the undersigned shareholders hereby approves this Agreement and hereby represents and warrants that the undersigned has read the Agreement and understands its terms and conditions.

By:                                                                    By:

By:                                                                    By:

By:                                                                    By:

EXHIBIT A INVESTMENT REPRESENTATION STATEMENT

PURCHASER:        ________________________

ISSUER:           Zolon Corporation (Referred to hereinbelow as the “Company”)

SECURITY:         Common Stock, par value $.001

QUANTITY:         _______________ Shares

In connection with the purchase of the above-listed Securities of the Company, I, the Purchaser represent to the Company the following:

(1) Investment. I am aware of the Company's business affairs and financial condition. I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933 (as Amended). These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein. In this connection I understand that, in view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.
(2) Restrictions on Transfer Under Securities Act. I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.
(3) Sales Under Rule 144. I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non-public offering subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a " market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).
(4) Limitations on Rule 144. I further acknowledge and understand that the Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period had been satisfied.

Investor: